UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 25, 2014
Date of Report (Date of earliest event reported)
GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

GAIN Capital Holdings, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) via webcast on Wednesday, June 25, 2014. At the Annual Meeting, the following matters were submitted to a vote of stockholders:

•	the election of three (3) Class I directors to serve until the Company’s 2017 Annual Meeting of Stockholders, or until their respective successors shall have been duly elected and qualified;

•	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014; and

•	an advisory vote to approve the Company's named executive officer compensation.

At the close of business on May 5, 2014, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 40,132,569 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The holders of 23,860,025 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.

The following are the voting results on each matter submitted to the Company’s stockholders. At the Annual Meeting, each of the nominees for election as a Class I director was elected, the appointment of Deloitte & Touche LLP as the Company’s independent public accounting firm for the year ended December 31, 2014 was ratified and the Company's named executive officer compensation was approved.

Proposal 1. Election of three (3) Class I Directors

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Peter Quick	14,118,973	5,861,970	57,502	3,821,580
Glenn Stevens	14,605,071	5,375,872	57,502	3,821,580
Thomas Bevilacqua	14,592,975	5,387,968	57,502	3,821,580

Proposal 2. Ratification of Selection of Independent Registered Public Accounting Firm

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
23,680,652	90,473	88,900	—

Proposal 3. Advisory Approval of Named Executive Officer Compensation

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,015,803	3,961,725	60,917	3,821,580

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 1, 2014

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Jason Emerson
Jason Emerson
Chief Financial Officer